As filed with the United States Securities and Exchange Commission on June 2, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

RIBBON COMMUNICATIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	82-1669692
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4 Technology Park Drive
Westford, Massachusetts 01886

(978) 614-8100
(Address of principal executive offices) (Zip Code)

RIBBON COMMUNICATIONS INC. AMENDED AND RESTATED 2019 INCENTIVE AWARD PLAN

(Full title of the plan)

Justin Ferguson

Executive Vice President, General Counsel and Corporate Secretary

4 Technology Park Drive
Westford, Massachusetts 01886

(978) 614-8100

(Name and address for agent for services) (Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.0001 par value per share	7,500,000 (2)	$4.01 (3)	$30,075,000.00 (3)	$3,903.74

(1)         Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.0001 per share (“Common Stock”) of Ribbon Communications Inc. (the “Company”) issuable under the Ribbon Communications Inc. Amended & Restated 2019 Incentive Award Plan (the “A&R 2019 Plan”), which become issuable by reason of any future stock dividend, stock split, recapitalization or other similar transaction or to cover such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments, effected without the receipt of consideration by the Company, which results in an increase in the number of the outstanding shares of Common Stock.

(2)         Consists of an additional 7,500,000 shares of Common Stock reserved for issuance under the A&R 2019 Plan.

(3)         Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Select Market on May 26, 2020.

EXPLANATORY NOTE

On April 27, 2020 the Company’s Board of Directors adopted, subject to stockholder approval at the annual meeting of stockholders of the Company on June 2, 2020, the A&R 2019 Plan.  Among other things, the A&R 2019 Plan provides that the number of shares of Common Stock that may be granted under the Ribbon Communications Inc. 2019 Incentive Award Plan shall be increased by 7,500,000 so that the new aggregate share limit for the A&R 2019 Plan will be 15,551,611 shares of Common Stock (plus any shares of Common Stock subject to awards under certain prior plans that were previously authorized for issuance, which totaled 3,853,656 shares of Common Stock as of July 26, 2019, which have, or may in the future, become available for issuance as a result of such awards expiring or terminating or being cancelled or forfeited for any other reason pursuant to the terms of such prior plans).

This Registration Statement on Form S-8 relates to the additional 7,500,000 shares of Common Stock authorized for issuance under the A&R 2019 Plan.

STATEMENT OF INCORPORATION BY REFERENCE

In accordance with Instruction E to Form S-8, this Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission on August 1, 2019 (File No. 333-232946).

 Item 8.          Exhibits.

Exhibit Number	Description of Exhibit
4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K12B, filed October 30, 2017 with the SEC).

4.2	Certificate of Amendment of the Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed November 28, 2017 with the SEC).

4.3	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K, filed March 8, 2018 with the SEC).

5.1*	Opinion of Latham & Watkins LLP.

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for Ribbon Communications Inc.

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of the Registration Statement).

99.1*	Ribbon Communications Inc. 2019 Amended and Restated Incentive Award Plan.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westford, Commonwealth of Massachusetts, on this 2nd day of June, 2020.

RIBBON COMMUNICATIONS INC.

By:	/s/ Daryl E. Raiford
Daryl E. Raiford
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bruce McClelland, Daryl E. Raiford and Justin Ferguson, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bruce McClelland	President, Chief Executive Officer and Director (principal executive officer)	June 2, 2020
Bruce McClelland

/s/ Daryl E. Raiford	Executive Vice President and Chief Financial Officer (principal financial officer)	June 2, 2020
Daryl E. Raiford

/s/ Eric S. Marmurek	Senior Vice President and Chief Accounting Officer (principal accounting officer)	June 2, 2020
Eric S. Marmurek

/s/ R. Stewart Ewing, Jr.	Director	June 2, 2020
R. Stewart Ewing, Jr.

/s/ Bruns H. Grayson	Director	June 2, 2020
Bruns H. Grayson

/s/ Beatriz V. Infante	Director	June 2, 2020
Beatriz V. Infante

/s/ Richard J. Lynch	Director	June 2, 2020
Richard J. Lynch

/s/ Kent J. Mathy	Director	June 2, 2020
Kent J. Mathy

/s/ Krish A. Prabhu	Director	June 2, 2020
Krish A. Prabhu

/s/ Scott E. Schubert	Director	June 2, 2020
Scott E. Schubert

/s/ Richard W. Smith	Director	June 2, 2020
Richard W. Smith